April 23, 2019
Altus Midstream Company
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
Attention: Clay Bretches

Re:	Waiver of Direct G&A Costs Under the Construction, Operations, and Maintenance Agreement
Reference is hereby made to the Construction, Operations and Maintenance Agreement entered into on November 9, 2018 by and between Apache Corporation, as Service Provider, and Altus Midstream Company, as Owner (the “COMA”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms under the COMA.
For the period beginning on April 1, 2019 until revoked at such time as Service Provider determines in its sole discretion, Service Provider hereby waives its right to charge and collect from Owner, either in whole or in part, certain or all of the Direct G&A Costs incurred for such period for services provided under the COMA. Such waiver is not and shall not constitute a waiver of, or consent to a change in, any other provision of the COMA.
Apache Corporation

By: /s/ Stephen J. Riney
Name: Stephen J. Riney
Title: Executive Vice President and Chief Financial Officer